 August 4, 2010

Maiden Holdings, Ltd. Reports Second Quarter Net Income of$18.6 Million and Operating Earnings of $21.2 Million

Book Value of $10.31 per Share Up 7.2% Since Year-End 2009

Second Quarter 2010 Financial Highlights

•	Net income of $18.6 million up 14.7% from second quarter 2009; EPS of $0.26

-	Results include $1.0 million, or $0.01 per share, of non-recurring acquisition costs

•	Record net operating earnings(1) of $21.2 million compared with $14.0 million in second quarter of 2009; Operating EPS(1) of $0.30

•	Income from operations totaled $29.9 million up 21.4% from second quarter 2009

•	Net earned premium of $283.8 million increased 26.8% from second quarter of 2009

•	Net investment income of $18.9 million up 24.9% from second quarter 2009

•	Annualized return on equity of 10.4% and operating return on equity(1) of 11.9%

•	Combined ratio of 96.3% compared with 96.4% in the second quarter of 2009

•	GMAC International Insurance Services, Ltd. transaction expected to close by end of third quarter

HAMILTON, Bermuda - Maiden Holdings, Ltd. (Nasdaq:  MHLD) today reported second quarter 2010 net income of $18.6 million, up 15% from $16.3 million in the second quarter of 2009. Earnings per diluted share of $0.26 increased 13% from $0.23 in the second quarter of 2009. Operating earnings (1) for the quarter totaled $21.2 million, or $0.30 per diluted share, compared with $14.0 million, or $0.20 per diluted share in the second quarter of 2009.

For the first half of 2010, net income totaled $32.2 million, up 9.7% from the first half of 2009.  Earnings per diluted share of $0.46 increased 9.5% from $0.42 in the first half of 2009. Operating earnings (1) for the first half of 2010 of $37.4 million, or $0.53 per diluted share, compared with $30.8 million, or $0.44 per diluted share in the first half of 2009.

"We continued to strengthen the overall earnings power of Maiden Holdings in the second quarter, and delivered both increased investment income and solid underwriting performance.” said Art Raschbaum, President and CEO of Maiden Holdings, Ltd. “We grew operating earnings by over fifty percent compared with the second quarter of last year, reflecting an increase of over twenty-five percent in both earned premium and investment income. At the same time, we maintained our commitment to strong underwriting and pricing discipline as evidenced by this quarter’s combined ratio of 96.3 percent. Importantly, consistent with Maiden’s strategy of producing stable underwriting results by focusing on lower volatility business and de-emphasizing catastrophic risk, we have avoided losses from the large industry events such as the Chilean earthquake and the Deepwater Horizon oil spill.”

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Raschbaum continued, “These positive results reflect continued underwriting discipline in a competitive market and the benefit of strong relationships across our platform in both the U.S and Bermuda, including strategic relationships such as our recent partnership with ACAC. We continue to leverage our competitive strengths which include our highly efficient operating platform, our specialist approach to serving the needs of regional and specialty insurers, and the exceptional reinsurance security provided by our unique collateral trust.”

Raschbaum added, “We remain on track to achieve our business objectives as we look toward the second half of the year and beyond and continue to focus on prudently growing the investment portfolio and investment income. We look forward to the enhanced revenue streams, greater diversity and longer-term opportunities we’ll gain from the recently announced GMAC International Insurance Services, Inc. transaction. I’m very proud of the continued diligence of the entire Maiden team and the great progress we have made over the first half of the year toward continuing to strengthen and enhance our diversified relationship model and build enduring value for the long-term."

Shareholders' equity of $724.8 million grew 7.1% from year end 2009 and book value per share (1) increased 7.2% to $10.31 from $9.62 at year end 2009.

The company expects the proposed GMAC International Insurance Services, Inc. transaction to close by the end of the third quarter.

Second Quarter 2010 Results:

Net written premium totaled $313.1 million compared with $238.4 million in the second quarter of 2009. Net earned premium of $283.8 million increased 26.8% from $223.8 million for the same period last year.

Net investment income of $18.9 million grew 24.9% from $15.1 million in the second quarter of 2009.

Loss and loss adjustment expenses of $175.4 million rose $24.3 million from $151.1 million in the second quarter of 2009. Results reflected a loss ratio of 61.8% compared with 67.5% for the same period a year ago.

Commission and other acquisition expenses together with general and administrative expenses of $97.9 million increased $33.1 million from the year ago quarter and reflected a total expense ratio of 34.5% compared with 28.9%. General and administrative expenses for the quarter totaled $9.5 million compared with $7.1 million in the second quarter of 2009.

These results reflected a general and administrative expense ratio of 3.3% compared to 3.1% in the second quarter of 2009.

The combined ratio for the second quarter totaled 96.3% compared with 96.4% in the second quarter of 2009.

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Income from operations(1) of $29.9 million increased $5.3 million, or 21.4%, from $24.6 million in the second quarter of 2009.

Total assets of $2.8 billion increased 7.6% from $2.6 billion from year end 2009. Total investable assets of $2.2 billion which include total investments, cash, restricted cash, cash equivalents and a loan to a related party, increased $67.5 million from year end 2009. Shareholders' equity totaled $724.8 million up 7.1% from $676.5 million at year end 2009.

During the second quarter of 2010, the Board of Directors declared a dividend of $0.065 per share.

2010 Year-to-Date Results:

Net written premium of $624.3 million increased 8.6% from $574.9 million during the first half of 2009. Net earned premium of $547.7 million grew 113.8 million, or 26.2%, from $433.9 million for the same period last year.

Net investment income of $36.5 million increased 24.1% from $29.4 million in the first six months of 2009.

Loss and loss adjustment expenses of $345.6 million rose $48.3 million from $297.3 million in the first half of 2009. Results reflected a loss ratio of 63.1% compared with 68.5% for the same period a year ago.

Commission and other acquisition expenses together with general and administrative expenses of $183.9 million increased $64.9 million from the first half of last year and reflected a total expense ratio of 33.6% compared with 27.4%. General and administrative expenses for the period totaled $18.0 million compared with $14.7 million. These results reflected a general and administrative expense ratio of 3.3% compared to 3.4% in the first half of 2009.

The combined ratio) for the second quarter totaled 96.7% compared with 95.9% in the first half of 2009.

Income from operations of $55.5 million increased $8.9 million, or 19.1%, from $46.6 million in the first six months of 2009.

(1)Please see the Non-GAAP Financial Measures table at the end of this release for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

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Conference Call

Maiden CEO Art Raschbaum and CFO John Marshaleck will review these results tomorrow morning via teleconference and live audio webcast beginning at 10:00 a.m. AT (9:00 a.m. ET).  To participate please access one of the following no later than 9:55 a.m. AT (8:55 a.m. ET):

1.877.734.5373 for U.S. callers
1. 973.200.3059 for callers outside the U.S.
Webcast:  http://www.maiden.bm/presentations_conferences
A replay of the conference call will be available beginning at 1:00 p.m. AT (12:00 p.m. ET), August 5, 2010 through midnight on August 12, 2010. To listen to the replay please dial toll free: 1.800.642.1687 (U.S. callers) or toll 1.706.645.9291 (callers outside the U.S.) and enter the Passcode: 88058907; or access http://www.maiden.bm/presentations_conferences.

Maiden Holdings, Ltd.
Ellen Taylor
856.359.2573
irelations@maiden.bm

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through our subsidiaries which are each A- rated (excellent) by A.M. Best, we are focused on providing non-catastrophic, customized reinsurance products and services, to small and mid-size insurance companies in the United States and Europe. As of March 31, 2010, the company had $2.7 billion in assets and total capital of $925 million including shareholders' equity of $710 million.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

MHLD-G

Maiden Holdings, Ltd.
Balance Sheet
(in thousands (000's), except per share data)

	6/30/2010	12/31/2009
	(Unaudited)	(Audited)
Assets
Fixed maturities, available-for-sale, at fair value (amortized cost $1,576,293; $1,623,382)	$1,633,906	$1,661,692
Other investments, at fair value (cost $5,801; $5,684)	5,677	5,549
Total investments	1,639,583	1,667,241
Cash and cash equivalents	179,063	107,396
Restricted cash and cash equivalents	168,396	144,944
Accrued investment income	13,643	11,405
Reinsurance balances receivable, net	271,199	208,495
Prepaid reinsurance	31,762	28,752
Losses recoverable on unpaid losses	12,144	11,984
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	196,912	172,983
Other assets	54,855	11,818
Intangible assets, net	48,380	51,284
Goodwill	52,617	52,617
Total Assets	$2,836,529	$2,636,894
Liabilities and Shareholders’ Equity
Liabilities
Reserve for loss and loss adjustment expenses	$1,077,084	$1,006,320
Unearned premiums	664,685	583,478
Accrued expenses and other liabilities	83,843	60,044
Securities sold under agreements to repurchase, at contract value	70,972	95,401
Junior subordinated debt	215,156	215,125
Total Liabilities	2,111,740	1,960,368

Shareholders’ Equity:
Common shares	713	713
Additional paid-in capital	576,539	576,086
Accumulated other comprehensive income	57,489	32,747
Retained earnings	93,849	70,781
Treasury stock, at cost	(3,801)	(3,801)
Total Shareholders’ Equity	724,789	676,526
Total Liabilities and Shareholders’ Equity	$2,836,529	$2,636,894

Book value per share	$10.31	$9.62

Common shares outstanding	70,292,101	70,291,289

Maiden Holdings, Ltd.
Income Statement
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended June 30, 2010	For the Three Months Ended June 30, 2009	For the Six Months Ended June 30, 2010	For the Six Months Ended June 30, 2009

Revenues:
Gross premiums written	$334,784	$238,356	$662,166	$574,905

Net premiums written	$313,050	$238,356	$624,341	$574,905
Increase in unearned premiums	(29,266)	(14,515)	(76,628)	(140,972)
Net earned premium	283,784	223,841	547,713	433,933
Net investment income	18,875	15,113	36,456	29,372
Net realized and unrealized investment gains (losses)	535	1,534	847	(396)
Total revenues	303,194	240,488	585,016	462,909
Expenses:
Net loss and loss adjustment expenses	175,354	151,057	345,639	297,345
Commission and other acquisition expenses	88,447	57,664	165,843	104,295
General and administrative expenses	9,484	7,133	18,036	14,667
Total expenses	273,285	215,854	529,518	416,307

Income from operations (2)	29,909	24,634	55,498	46,602

Other expense
Amortization of intangible assets	(1,452)	(1,675)	(2,904)	(3,239)
Foreign exchange and other losses (gains)	(414)	2,404	(1,567)	2,191
Subordinated debt interest expense	(9,116)	(9,112)	(18,231)	(16,202)
	(10,982)	(8,383)	(22,702)	(17,250)

Income before income taxes	18,927	16,251	32,796	29,352
Income taxes:
Current tax expense	-	-	-	-
Deferred tax expense	290	-	590	-
Income tax expense	290	-	590	-

Net income	$18,637	$16,251	$32,206	$29,352
Operating earnings (1)	$21,239	$13,988	$37,401	$30,796

Basic earnings per common share	$0.27	$0.23	$0.46	$0.43
Diluted earnings per common share	$0.26	$0.23	$0.46	$0.42
Basic operating earnings per common share	$0.30	$0.20	$0.53	$0.45
Diluted operating earnings per common share	$0.30	$0.20	$0.53	$0.44

Dividends declared per common share	$0.065	$0.060	$0.13	$0.12

Weighted average number of basic shares outstanding	70,291,894	70,287,664	70,291,650	68,994,846
Weighted average number of diluted shares outstanding	70,770,849	70,667,099	70,773,764	69,310,704

Net Loss and loss adjustment expense ratio	61.8%	67.5%	63.1%	68.5%
Commission and other acquisition expense ratio	31.2%	25.8%	30.3%	24.0%
General and administrative expense ratio	3.3%	3.1%	3.3%	3.4%
Combined ratio	96.3%	96.4%	96.7%	95.9%
Annualized return on equity	10.4%	11.2%	9.3%	10.7%
Annualized return on equity on operating earnings	11.9%	9.6%	10.8%	11.1%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the three months ended June 30, 2010	Diversified Reinsurance	AmTrust Quota Share	ACAC Quota Share	Total
Net premiums written	$136,709	$109,123	$67,218	$313,050
Net premiums earned	161,779	101,664	20,341	283,784
Net losses and loss expenses	(99,218)	(63,423)	(12,713)	(175,354)
Commissions and other acquisition costs	(48,386)	(33,090)	(6,971)	(88,447)
General and administrative expenses	(5,726)	(598)	—	(6,324)
Underwriting income	$8,449	$4,553	$657	$13,659

Reconciliation to net income
Net investment income and realized and unrealized investment gains (losses)				19,410
Amortization of intangible assets				(1,452)
Foreign exchange loss				(414)
Subordinated debt interest expense				(9,116)
Other operating expenses				(3,160)
Net Income before income taxes				$18,927

Net loss and loss expense ratio*	61.3%	62.4%	62.5%	61.8%
Acquisition cost ratio**	29.9%	32.5%	34.3%	31.2%
General and administrative expense ratio***	3.5%	0.6%	—%	3.3%
Combined ratio****	94.7%	95.5%	96.8%	96.3%

For the three months ended June 30, 2009	Diversified Reinsurance	AmTrust Quota Share	ACAC Quota Share	Total
Net premiums written	$148,553	$89,803	$—	$238,356
Net premiums earned	136,214	87,627	—	223,841
Net losses and loss expenses	(94,570)	(56,487)	—	(151,057)
Commissions and other acquisition costs	(28,950)	(28,714)	—	(57,664)
General and administrative expenses	(4,088)	(687)	—	(4,775)
Underwriting income	$8,606	$1,739	$—	$10,345

Reconciliation to net income
Net investment income and realized gains				16,647
Amortization of intangible assets				(1,675)
Foreign exchange gain				2,404
Subordinated debt interest expense				(9,112)
Other operating expenses				(2,358)
Net Income before income taxes				$16,251

Net loss and loss expense ratio*	69.4%	64.4%	—%	67.5%
Acquisition cost ratio**	21.3%	32.8%	—%	25.7%
General and administrative expense ratio***	3.0%	0.8%	—%	3.2%
Combined ratio****	93.7%	98.0%	—%	96.4%

* Calculated by dividing net losses and loss expenses by net earned premium.
** Calculated by dividing commission and other acquisition expenses by net earned premium
*** Calculated by dividing general and administrative expenses by net earned premium.
**** Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the six months ended June 30, 2010	Diversified Reinsurance	AmTrust Quota Share	ACAC Quota Share	Total
Net premiums written	$304,623	$230,679	$89,039	$624,341
Net premiums earned	312,959	212,323	22,431	547,713
Net losses and loss expenses	(198,635)	(132,985)	(14,019)	(345,639)
Commissions and other acquisition costs	(88,900)	(69,238)	(7,705)	(165,843)
General and administrative expenses	(11,598)	(1,072)	—	(12,670)
Underwriting income	$13,826	$9,028	$707	$23,561

Reconciliation to net income
Net investment income and realized and unrealized investment gains (losses)				37,303
Amortization of intangible assets				(2,904)
Foreign exchange loss				(1,567)
Subordinated debt interest expense				(18,231)
Other operating expenses				(5,366)
Net Income before income taxes				$32,796

Net loss and loss expense ratio*	63.5%	62.6%	62.5%	63.1%
Acquisition cost ratio**	28.4%	32.6%	34.3%	30.3%
General and administrative expense ratio***	3.7%	0.5%	—%	3.3%
Combined ratio****	95.6%	95.7%	96.8%	96.7%

For the six months ended June 30, 2009	Diversified Reinsurance	AmTrust Quota Share	ACAC Quota Share	Total
Net premiums written	$399,731	$175,174	$—	$574,905
Net premiums earned	253,884	180,049	—	433,933
Net losses and loss expenses	(183,585)	(113,760)	—	(297,345)
Commissions and other acquisition costs	(45,172)	(59,123)	—	(104,295)
General and administrative expenses	(9,815)	(1,061)	—	(10,876)
Underwriting income	$15,312	$6,105	$—	$21,417

Reconciliation to net income
Net investment income and realized gain (loss)				28,976
Amortization of intangible assets				(3,239)
Foreign exchange gain				2,191
Subordinated debt interest expense				(16,202)
Other operating expenses				(3,791)
Net Income before income taxes				$29,352

Net loss and loss expense ratio*	72.3%	63.2%	—%	68.5%
Acquisition cost ratio**	17.8%	32.8%	—%	24.0%
General and administrative expense ratio***	3.9%	0.6%	—%	3.4%
Combined ratio****	94.0%	96.6%	—%	95.9%

* Calculated by dividing net losses and loss expenses by net earned premium.
** Calculated by dividing commission and other acquisition expenses by net earned premium
*** Calculated by dividing general and administrative expenses by net earned premium.
**** Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended June 30, 2010	For the Three Months Ended June 30, 2009	For the Six Months Ended June 30, 2010	For the Six Months Ended June 30, 2009

Reconciliation of net income to net operating earnings:
Net income	$18,637	$16,251	$32,206	$29,352
Add (subtract)
Net realized investment (gains) losses	(535)	(1,534)	(847)	396
Foreign exchange and other losses (gains)	414	(2,404)	1,567	(2,191)
Amortization of intangible assets	1,452	1,675	2,904	3,239
Non-recurring general and administrative expenses relating to acquisition of GMAC International Insurance	981	-	981	-
Non-cash deferred tax charge	290	-	590	-
Operating earnings (1)	$21,239	$13,988	$37,401	$30,796

Operating earnings per common share:

Basic earnings per share	$0.30	$0.20	$0.53	$0.45
Diluted earnings per share	$0.30	$0.20	$0.53	$0.44

Reconciliation of net income to income from operations:
Net income	$18,637	$16,251	$32,206	$29,352
Add (subtract)
Foreign exchange and other losses (gains)	414	(2,404)	1,567	(2,191)
Amortization of intangibles	1,452	1,675	2,904	3,239
Subordinated debt interest expense	9,116	9,112	18,231	16,202
Non-cash deferred tax charge	290	-	590	-
Income from operations (2)	$29,909	$24,634	$55,498	$46,602

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, non-recurring general and administrative expenses relating to acquisition, and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income excluding foreign exchange and other gains and losses, amortization of intangible assets, subordinated debt interest expense and non-cash deferred tax charge and should not be considered as an alternative to net income.  The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.